Exhibit 99.1

KKR TFO Partners L.P.	07/29/2024
By: KKR Associates TFO L.P., its general partner
By: KKR TFO GP Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey Van Horn, Vice President

KKR ASSOCIATES TFO L.P.	07/29/2024
By: KKR TFO GP Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey Van Horn, Vice President

KKR TFO GP LIMITED	07/29/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey Van Horn, Vice President

KKR CUSTOM EQUITY OPPORTUNITIES FUND L.P.	07/29/2024
By: KKR Associates Custom Equity Opportunities L.P., its general partner
By: KKR Custom Equity Opportunities Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES CUSTOM EQUITY OPPORTUNITIES L.P.	07/29/2024
By: KKR Custom Equity Opportunities Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR CUSTOM EQUITY OPPORTUNITIES LIMITED	07/29/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR-MILTON STRATEGIC PARTNERS L.P.	07/29/2024

By: KKR Associates Milton Strategic L.P., its general partner
By: KKR Milton Strategic Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES MILTON STRATEGIC L.P.	07/29/2024
By: KKR Milton Strategic Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR MILTON STRATEGIC LIMITED	07/29/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR Financial Management LLC	07/29/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary